EXHIBIT 99.1

Taitron Reports First Quarter 2005 Results

LOS ANGELES, May 13, 2005 (PRIMEZONE) -- Taitron Components Incorporated (Nasdaq:TAIT) today announced financial results for its first quarter ended March 31, 2005.

The Company reported net sales of $1,842,000, for the quarter ended March 31, 2005, a decrease of 26% compared with $2,491,000 for the same quarter a year earlier. The Company also reported net loss of $129,000 or $0.02 loss per basic and diluted share for the quarter ended March 31, 2005, compared with net earnings of $10,000, or $0.00 earnings per basic and diluted share for the same quarter last year.

Stewart Wang, president and chief executive officer, said, "While our components sales for the first quarter were very disappointing, we continue pursuing the design and manufacturing projects."

Taitron, based in Valencia, California, is the "Discrete Components Superstore". The Company distributes a wide variety of transistors, diodes and other discrete semiconductors, optoelectronic devices and passive components to other electronic distributors, contract electronic manufacturers (CEMs) and original equipment manufacturers (OEMs), who incorporate them into their products.

Statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, factors such as general economic conditions, fluctuations in product demand and market acceptance, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, risks of foreign operations and other information detailed from time to time in the Company's reports filed or to be filed with the U.S. Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

                    TAITRON COMPONENTS INCORPORATED
            Condensed Consolidated Statements of Operations
            (Dollars in thousands, except per share amounts)

                                     Three months ended
                                          March 31,

                                    2005           2004
                                 -----------    -----------
                                 (Unaudited)    (Unaudited)

 Net sales                       $     1,842    $     2,491

 Cost of goods sold                    1,341          1,842
                                 -----------    -----------

   Gross profit                          501            649

 Selling, general and
  administrative expenses                618            609
                                 -----------    -----------

   (Loss) income from
    operations                          (117)            40

 Interest expense, net                   (12)           (62)

 Other income, net                        --             32
                                 -----------    -----------

   (Loss) income before
    income taxes                        (129)            10

 Income tax provision                     --             --
                                 -----------    -----------

   Net (loss) income             $      (129)   $        10
                                 ===========    ===========
 Loss per share

   Basic                         $     (0.02)   $        --
                                 ===========    ===========

   Diluted                       $     (0.02)   $        --
                                 ===========    ===========

 Weighted average common
  shares outstanding
   Basic                           5,460,619      5,479,708
                                 ===========    ===========

   Diluted                         5,460,619      6,014,708
                                 ===========    ===========

CONTACT:  Taitron Components Incorporated
          Stewart Wang, CEO and President
          Phone (661) 257-6060 / Fax (661) 294-1108